COLUMBIA ETF TRUST II

AMENDMENT NO. 5 TO THE

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust II (the “Trust”), dated October 19, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust II, do hereby certify that we have authorized the renaming of Columbia Emerging Markets Consumer ETF to Columbia Research Enhanced Emerging Economies ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 (c) of Article III is hereby amended to read as follows:

(c)

Without limiting the authority of the Trustees set forth in this Section to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following Series and Classes of Shares of the Trust:

ETF	Inception Date
Columbia EM Core ex-China ETF	9/2/2015
Columbia Research Enhanced Emerging Economies ETF	9/14/2010
Columbia India Consumer ETF	8/10/2011

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of June 28, 2024.

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 IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 5 to the Agreement and Declaration of Trust on June 27, 2024.

/s/ George S. Batejan	/s/ Brian J. Gallagher

George S. Batejan	Brian J. Gallagher

/s/ Kathleen A. Blatz

Kathleen A. Blatz	Douglas A. Hacker

/s/ Daniel J. Beckman	/s/ Nancy T. Lukitsh

Daniel J. Beckman	Nancy T. Lukitsh

/s/ Pamela G. Carlton	/s/ David M. Moffett

Pamela G. Carlton	David M. Moffett

/s/ Janet Langford Carrig	/s/ Catherine James Paglia

Janet Langford Carrig	Catherine James Paglia

/s/ J. Kevin Connaughton	/s/ Natalie A. Trunow

J. Kevin Connaughton	Natalie A. Trunow

/s/ Olive M. Darragh	/s/ Sandra L. Yeager

Olive M. Darragh	Sandra L. Yeager

/s/ Patricia M. Flynn

Patricia M. Flynn

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109